Exhibit 99.1

101 Gateway Centre Parkway    •    Richmond, Virginia 23235    •    Telephone: (804) 267-8000     •    Fax: (804) 267-8850    •    Website: www.landam.com

FOR IMMEDIATE RELEASE:	CONTACTS:
February 16, 2005	G. William Evans	Lloyd Osgood
	Chief Financial Officer	SVP – Corporate Communications
	(804) 267-8114	(804) 267-8133

LANDAMERICA ANNOUNCES FOURTH QUARTER &

YEAR 2004 RESULTS

Richmond, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, today reported operating results for fourth quarter and fiscal year ended December 31, 2004.

	Fourth Quarter 2004	Fourth Quarter 2003
Operating revenue	$922.6 Million	$924.4 Million
Net income	$30.4 Million	$24.7 Million
Net income per diluted share	$1.70	$1.32

	Year 2004	Year 2003
Operating revenue	$3,444.5 Million	$3,345.4 Million
Net income	$ 146.3 Million	$192.1 Million
Net income per diluted share	$8.01	$10.31

FINANCIAL HIGHLIGHTS

•	Operating revenues of $922.6 million for fourth quarter 2004 were in line with fourth quarter 2003. Lower residential revenue volumes were partially offset by the effects of acquisitions and improved revenue from commercial operations.

•	Acquisitions contributed approximately $38.3 million to the operating revenues from our title operations for the fourth quarter of 2004 compared to the fourth quarter of 2003.

•	Title revenue from commercial operations, which the company has typically defined as being premiums from policies providing coverage over $1 million in liability, were a record $209 million for fourth quarter 2004, an increase of 51% over fourth quarter 2003.

•	Revenue from the Lender Services segment for fourth quarter 2004 totaled $38.1 million, compared to $40.2 million for fourth quarter 2003. The decrease in tax and flood zone certification business in fourth quarter 2004 was partially offset by the effects of acquisitions. This revenue was net of deferrals of $7.1 million for fourth quarter 2004 and $5.6 million for fourth quarter 2003.

•	Investment income improved to $21.5 million in fourth quarter 2004 as a result of the purchase of Centennial Bank in November 2003 and an increase in short term interest rates.

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•	Operating results in fourth quarter of 2004 were reduced by the previously disclosed title plant write off of $4.1 million ($2.7 million after income taxes) and litigation settlement costs of $9.2 million ($5.9 million after taxes).

•	As previously disclosed, during the fourth quarter of 2004 the Company amended its pension plan to cease future accruals to participants which improved operating results by a $4.8 million ($3.1 million after income taxes) curtailment gain.

•	Cash flow from operations during fourth quarter 2004 was $85.6 million.

“I am pleased that our fourth quarter 2004 net income was better than expected and significantly improved over fourth quarter 2003,” said President and Chief Executive Officer Theodore L. Chandler, Jr. “Our fourth quarter commercial revenue exceeded $200 million for the first time in any quarter in our history. Additionally, we gained advantages from higher interest rates that produced additional investment income. Our focus on cost structure combined with the strong performance of our acquisitions improved our operating margins in the title segment to 8.4 percent for fourth quarter 2004 compared to 7.0 percent for fourth quarter 2003.”

Chandler continued, “At the start of 2004, many predicted that the year would be much tougher than the record-breaking year before. Compared to 2003 levels, interest rates moved higher though still remained at historically low levels throughout the year. Refinance mortgage originations felt the impact of increased rates with 2004 volume declining 50% from 2003 levels. The buy/sell side of the business remained strong, as purchase mortgage origination volume and new and existing home sales all increased in 2004, and we saw an increase in commercial real estate activity.”

“Acquisitions are a core component of our growth strategy. We use strategic acquisitions to achieve greater penetration with all of our services, including traditional title and closing, and as a way to broaden our real estate transaction services offering,” Chandler stated. “During the fourth quarter 2004, we made acquisitions including LoanCare Servicing Center, the tenth largest mortgage subservicer in the United States, and 3 Arch Financial Services Corporation, which expanded our presence in default management services. We’ve invested over $500 million dollars in the last two years buying over 40 companies to make LandAmerica the largest company in the nation focused exclusively on a broad array of real estate transaction services.”

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The Company will host a conference call for analysts and shareholders on Thursday, February 17, 2005, at 11:00 AM ET to discuss fourth quarter and year-end results. Those wishing to participate in the conference call should dial 1-888-577-8991 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica”. The call will be simultaneously broadcast over the Internet via LandAmerica’s website (www.landam.com) in the Calendar of Events area located within Investor/Financial Information. Additionally, LandAmerica’s website will host an audio archive of the call that can be accessed two hours after the completion of the live call.

About LandAmerica Financial Group, Inc., a Fortune 500 company

Headquartered in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services and on Fortune magazine’s 2004 list of most admired companies. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 800 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe.

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LandAmerica Financial Group, Inc. and Subsidiaries – Segmented Operating Summary

(In millions, except per share data)

	Quarter Ended December 31, 2004
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated
Operating revenues:
Direct revenue	$356.2	$38.1	$0.2	$20.4	$414.9
Agency revenue	507.7	—	—	—	507.7

Total operating revenues	863.9	38.1	0.2	20.4	922.6

Investment income	13.8	0.3	5.8	1.6	21.5

	877.7	38.4	6.0	22.0	944.1

Agents’ commissions	406.6	—	—	—	406.6
Personnel costs	211.7	17.1	0.6	22.6	252.0
Claims provision	47.4	—	—	2.6	50.0
Amortization	3.0	3.5	—	0.8	7.3
Exit, termination and intangible write-off cost	3.9	—	—	—	3.9
Other expenses	132.5	18.1	2.7	24.3	177.6

Operating income before taxes	$72.6	$(0.3)	$2.7	$(28.3)	$46.7

	Quarter Ended December 31, 2003
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated
Operating revenues:
Direct revenue	$308.6	$40.2	$0.1	$7.3	$356.2
Agency revenue	568.2	—	—	—	568.2

Total operating revenues	876.8	40.2	0.1	7.3	924.4

Investment income	11.9	0.1	1.5	1.0	14.5

	888.7	40.3	1.6	8.3	938.9

Agents’ commissions	456.5	—	—	—	456.5
Personnel costs	194.2	18.4	0.2	12.4	225.2
Claims provision	52.6	—	—	—	52.6
Amortization	1.4	3.3	—	(0.2)	4.5
Exit, termination and intangible write-off cost	5.7	—	—	—	5.7
Other expenses	117.3	19.1	0.7	19.1	156.2

Operating income before taxes	$61.0	$(0.5)	$0.7	$(23.0)	$38.2

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LandAmerica Financial Group, Inc. and Subsidiaries – Segmented Operating Summary

(In millions, except per share data)

	Year Ended December 31, 2004
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated
Operating revenues:
Direct revenue	$1,397.9	$149.6	$0.7	$58.6	$1,606.8
Agency revenue	1,837.7	—	—	—	1,837.7

Total operating revenues	3,235.6	149.6	0.7	58.6	3,444.5

Investment income	50.6	0.9	20.9	5.2	77.6

	3,286.2	150.5	21.6	63.8	3,522.1

Agents’ commissions	1,471.8	—	—	—	1,471.8
Personnel costs	837.1	65.2	2.2	66.5	971.0
Claims provision	177.9	—	—	3.5	181.4
Amortization	8.4	13.4	0.2	2.6	24.6
Exit, termination and intangible write-off cost	11.5	—	—	—	11.5
Other expenses	473.0	69.9	9.5	83.3	635.7

Operating income before taxes	$306.5	$2.0	$9.7	$(92.1)	$226.1

	Year Ended December 31, 2003
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated
Operating revenues:
Direct revenue	$1,374.3	$49.0	$0.1	$36.5	$1,459.9
Agency revenue	1,885.5	—	—	—	1,885.5

Total operating revenues	3,259.8	49.0	0.1	36.5	3,345.4

Investment income	53.2	0.1	1.5	5.8	60.6

	3,313.0	49.1	1.6	42.3	3,406.0

Agents’ commissions	1,511.6	—	—	—	1,511.6
Personnel costs	786.8	22.6	0.2	49.5	859.1
Claims provision	188.6	—	—	—	188.6
Amortization	5.4	3.5	—	(2.0)	6.9
Exit, termination and intangible write-off cost	5.2	—	—	—	5.2
Other expenses	443.8	23.4	0.7	69.8	537.7

Operating income before taxes	$371.6	$(0.4)	$0.7	$(75.0)	$296.9

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LandAmerica Financial Group, Inc. and Subsidiaries – Summary of Operations

(Dollars in millions, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Operating revenues	$922.6	$924.4	$3,444.5	$3,345.4
Investment and other income	19.9	13.1	71.8	52.1
Net realized investment gains	1.6	1.4	5.8	8.5

TOTAL REVENUES	944.1	938.9	3,522.1	3,406.0

Agents’ commissions	406.6	456.5	1,471.8	1,511.6
Salaries and employee benefits	252.0	225.2	971.0	859.1
General, administrative and other	157.8	143.2	566.3	484.0
Provision for policy and contract claims	50.0	52.6	181.4	188.6
Premium taxes	12.2	9.0	42.6	40.6
Interest expense	7.6	4.0	26.8	13.1
Amortization	7.3	4.5	24.6	6.9
Exit and termination costs	(0.2)	0.8	6.5	0.3
Write-off of intangible assets	4.1	4.9	5.0	4.9

TOTAL EXPENSES	897.4	900.7	3,296.0	3,109.1

Income before income taxes	46.7	38.2	226.1	296.9
Income tax expense	16.3	13.5	79.8	104.8

Net income	$30.4	$24.7	$146.3	$192.1

Net income per common share	$1.72	$1.33	$8.07	$10.43
Weighted average number of common shares outstanding	17,667	18,499	18,132	18,422
Net income per common share assuming dilution	$1.70	$1.32	$8.01	$10.31
Weighted average number of common shares outstanding assuming dilution	17,832	18,764	18,264	18,636
Cash flow from operations	85.6	72.9	256.6	317.7
Orders opened:
October	94.0	91.5
November	88.8	71.8
December	81.0	78.1
Total orders opened	263.8	241.4	1,226.6	1,395.0
Total orders closed	222.7	206.7	918.5	1,110.0

			December 31,
			2004	2003
Cash and investments			$1,509.3	$1,308.5
Total assets			3,290.0	2,721.6
Policy and contract claims			715.5	659.6
Deferred service arrangements			202.4	163.5
Shareholders’ equity			1,151.1	1,044.5
Book value per share attributable to common shareholders			$64.09	$55.51
Book value per share attributable to intangibles			$43.51	$31.01
Tangible book value per share attributable to common shareholders			$20.58	$24.50

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LandAmerica Financial Group, Inc. and Subsidiaries – Reconciliation of Non-GAAP Measures

(In millions, except per share data)

The Company utilizes financial measures that exclude certain charges and non-recurring items. Adjusted operating revenues represent operating revenues adjusted for the impact of net revenue deferrals. PRBDA represents pre-tax income before net revenue deferrals and amortization. PRBDA margin represents PRBDA divided by adjusted operating revenues. PRBDA, adjusted operating revenues and PRBDA margin as defined above may not be similar to other PRBDA measures of other companies, are not measurements under accounting principles accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted operating revenues, PRBDA and PRBDA margins provide useful information to investors because they are indicators of the strength and cash flow generating performance of those businesses where we have Life of Loan servicing requirements, and that have been burdened in the short run with amortization expense related to intangibles acquired with the businesses. While amortization expense is considered an operating expense under generally accepted accounting principles, these expenses represent the non-current allocation of intangible assets acquired in prior periods. Additionally, while deferred revenue represents a reduction of revenue and profits in the current period, these reductions represent a non-cash allocation of revenue to future periods for on-going monitoring of certain of the Company’s flood and tax servicing products. Reconciliations of these financial measures to the Company’s Segment operating results is as follows:

	Quarter Ended December 31		Year Ended December 31,
	2004	2003	2004	2003
Operating revenues	$38.1	$40.2	$149.6	$49.0
Add net revenue deferrals	7.1	5.6	26.2	5.6

Adjusted operating revenues	45.2	45.8	175.8	54.6

Pre-tax earnings	(0.3)	(0.5)	2.0	(0.4)
Add net revenue deferrals	7.1	5.6	26.2	5.6
Add amortization expense	3.5	3.3	13.4	3.5

PRBDA	$10.3	$8.4	$41.6	$8.7

PRDBA to adjusted operating revenues margin	22.8%	18.3%	23.7%	15.9%

The company cautions readers that the statements contained herein regarding the company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) the company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) the company’s inability to manage successfully its acquisitions of complementary businesses could adversely affect the company’s business, operating results, and financial condition; (iii) competition in the company’s industry affects its revenues; (iv) significant industry changes and new product and service introductions require timely and cost-effective responses; (v) the company may not succeed in implementing its strategy of becoming a major provider of real estate transaction management services; (vi) the company’s insurance and banking subsidiaries are subject to government regulation; and (vii) the company’s litigation risks include substantial claims by large classes of claimants. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2003, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the company disclaims any duty to update the information herein.

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